EXHIBIT 99.2

NEW ERA

OF UN-CARRIER

Q4 2023

INVESTOR FACTBOOK

2

3	Highlights
4	Customer Metrics
7	Financial Metrics
13	Capital Structure
14	Guidance
15	Contacts
16	Financial and Operational Tables

3

(1)AT&T Inc. historically does not disclose postpaid net account additions. Comcast and Charter do not disclose postpaid phone net customer additions. Industry leading claims are based on consensus expectations if results are not yet reported.
(2)Core Adjusted EBITDA and Adjusted Free Cash Flow are non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for these non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures tables. We are not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect Net income, including, but not limited to, Income tax expense and Interest expense. Core Adjusted EBITDA should not be used to predict Net income as the difference between this measure and Net income is variable. Starting in Q1 2023, we renamed Free Cash Flow to Adjusted Free Cash Flow. This change in name did not result in any change to the definition or calculation of this non-GAAP financial measure.

4

Postpaid Accounts (in thousands)

28,526
28,813
29,112
29,498
29,797
314
287
299
386
299
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023
Postpaid net account additions
Postpaid accounts

Year-Over-Year
Continued growth in Postpaid net accounts with relatively flat net additions

Sequential
Continued growth in Postpaid net accounts with a decrease in net additions primarily due to:
■Focus on deepening existing customer relationships during the holiday period
■Seasonally fewer High Speed Internet only additions

Year-Over-Year
Postpaid ARPA increased 2% primarily due to:
■Higher premium services, primarily high-end rate plans, net of contra revenues for content included in such plans, and discounts for specific affinity groups (55+, military, and first responders)
■An increase in customers per account, including adoption of High Speed Internet and growth in Enterprise business
■Partially offset by increased promotional activity and an increase in High Speed Internet only accounts
Postpaid phone ARPU was relatively flat due to:
■Higher premium services, primarily high-end rate plans, net of contra revenues for content included in such plans, and discounts for specific affinity groups (55+, military, and first responders)
■Offset by increased promotional activity and growth in business with lower ARPU given larger account sizes

Sequential
Postpaid ARPA was relatively flat due to:
■Higher premium services, primarily high-end rate plans, net of contra revenues for content included in such plans, and discounts for specific affinity groups (55+, military, and first responders)
■An increase in customers per account, including adoption of High Speed Internet and growth in Enterprise business
■Partially offset by seasonally higher promotional activity and an increase in High Speed Internet only accounts

Sequential
Postpaid phone ARPU was relatively flat due to:
■Seasonally higher promotional activity and growth in business with lower ARPU given larger account sizes
■Offset by higher premium services, primarily high-end rate plans, net of contra revenues for content included in such plans, and discounts for specific affinity groups (55+, military, and first responders)

Postpaid ARPA & Postpaid Phone ARPU

$137.78
$138.04
$138.94
$139.83
$140.23
$48.86
$48.63
$48.84
$48.93
$48.91
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023
Postpaid ARPA
Postpaid Phone ARPU

5

Postpaid Customers (in thousands)

92,232
93,525
95,086
96,312
98,052
1,818
891
927
1,293
755
538
1,561
801
760
1,226
376
850
1,570
636
934
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023
Postpaid phone net customer additions
Postpaid other net customer additions
Total postpaid customers

Year-Over-Year
Postpaid phone net customer additions were relatively flat primarily due to:
■Higher gross additions
■Mostly offset by increased deactivations from a growing customer base and higher churn

Postpaid other net customer additions decreased primarily due to:
■Deactivations of lower ARPU mobile internet devices in the educational sector that were originally activated during the Pandemic and no longer needed, including expiration of the Emergency Connectivity Fund Program
■Partially offset by higher gross additions

Sequential
Postpaid phone net customer additions increased due to:
■Seasonally higher gross additions
■Partially offset by seasonally higher churn

Postpaid other net customer additions increased primarily due to:
■Seasonally higher net additions from wearables

Year-Over-Year
Postpaid phone churn increased 4 basis points primarily due to:
■Increased deactivations driven by a more normalized switching environment

Sequential
Postpaid phone churn increased 9 basis points primarily due to:
■Seasonally higher switching activity

Postpaid Phone Churn

6

Prepaid Customers (in thousands)

21,366
21,392
21,516
21,595
21,648
25
26
124
79
53
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023
Prepaid net customer additions
Prepaid customers

Year-Over-Year
Prepaid net customer additions increased primarily due to:
■Lower churn

Sequential
Prepaid net customer additions decreased primarily due to:
■Seasonally higher churn
■Partially offset by seasonally higher gross additions

Year-Over-Year
High Speed Internet net customer additions increased primarily due to:
■Continued growth in gross additions driven by increasing customer demand
■Lower churn
■Partially offset by increased deactivations from a growing customer base

Sequential
High Speed Internet net customer additions decreased primarily due to:
■Increased deactivations from a growing customer base
■Partially offset by lower churn

High Speed Internet Customers (in thousands)

2,646
3,169
3,678
4,235
4,776
524
523
509
557
541
450
445
447
505
481
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023
Postpaid High Speed Internet net customer additions
Prepaid High Speed Internet net customer additions
High Speed Internet customers

7

Service Revenues ($ in millions)

Year-Over-Year
Service revenues increased 3% primarily due to:
■Increase in Postpaid service revenues
■Partially offset by a decrease in Wholesale and other service revenues, including the impact from the sale of the Wireline Business

Sequential
Service revenues increased 1% primarily due to:
■Increase in Postpaid service revenues

Year-Over-Year
Postpaid service revenues increased 6% primarily due to:
■Higher average postpaid accounts
■Higher postpaid ARPA

Sequential
Postpaid service revenues increased 1% primarily due to:
■Higher average postpaid accounts
■Higher postpaid ARPA

Postpaid Service Revenues ($ in millions)

$11,725
$11,862
$12,070
$12,288
$12,472
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023

8

Equipment Revenues ($ in millions)

$4,451
$246
$4,205
$3,719
$147
$3,572
$3,169
$69
$3,100
$3,076
$53
$3,023
$4,174
$43
$4,131
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023
Equipment sales
Lease revenues

Year-Over-Year
Equipment revenues decreased 6% primarily due to:
■Lower lease revenues
■A lower net number of devices and accessories sold due to lower postpaid upgrades driven by longer device lifecycles, as well as lower sales of prepaid and Assurance Wireless devices, partially offset by higher postpaid gross additions
■Partially offset by a higher average revenue per device sold, including from the impact of a decrease in sales of low-end Assurance Wireless devices, net of increased promotions per postpaid device

Sequential
Equipment revenues increased 36% primarily due to:
■A higher average revenue per device sold, including from the impact of a decrease in sales of low-end Assurance Wireless devices, net of seasonally higher promotions per postpaid device
■Seasonally higher number of devices and accessories sold, partially offset by lower sales of Assurance Wireless devices

Year-Over-Year
Cost of equipment sales, exclusive of Depreciation and Amortization (D&A), increased 2% primarily due to:
■A higher average cost per device sold, including from the impact of a decrease in sales of low-end Assurance Wireless devices
■Partially offset by a lower net number of devices and accessories sold due to lower postpaid upgrades driven by longer device lifecycles, as well as lower sales of prepaid and Assurance Wireless devices, partially offset by higher postpaid gross additions

Sequential
Cost of equipment sales, exclusive of D&A, increased 32% primarily due to:
■A higher average cost per device sold, including from the impact of a decrease in sales of low-end Assurance Wireless devices
■Seasonally higher number of devices and accessories sold, partially offset by lower sales of Assurance Wireless devices

Cost of Equipment Sales, exclusive of D&A ($ in millions)

$5,504
$4,588
$4,088
$4,249
$5,608
$5,448
$4,597
$4,088
$4,252
$5,608
129.6%
128.7%
131.9%
140.7%
135.8%
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023
Cost of Equipment sales, excl. D&A and Merger-related costs
Merger-related costs (see detail on page 22)
% of Equipment sales, excl. D&A and Merger-related costs

9

Cost of Services, exclusive of D&A ($ in millions, % of Service revenues)

$3,167
$3,061
$2,916
$2,886
$2,792
$2,877
$2,853
$2,738
$2,766
$2,646
18.5%
18.4%
17.4%
17.4%
16.5%
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023
Cost of services, excl. D&A and Merger-related costs
Merger-related costs (see detail on page 22)
% of Srvc revs, excl. D&A and Merger-related costs

Year-Over-Year
Cost of services, exclusive of D&A, decreased 12% primarily due to:
■Lower costs due to the sale of the Wireline Business
■Higher realized Merger synergies
■Lower Merger-related costs related to network decommissioning and integration

Sequential
Cost of services, exclusive of D&A, decreased 3% primarily due to:
■A prior quarter charge of $140 million of severance and related costs associated with the August 2023 workforce reduction

Year-Over-Year
SG&A expense decreased 5% primarily due to:
■Lower Merger-related costs in the current year period
■Higher realized Merger synergies

Sequential
SG&A expense decreased 1% primarily due to:
■A prior quarter charge of $331 million of severance and related costs associated with the August 2023 workforce reduction
■Partially offset by seasonally higher advertising and other selling expenses and higher Merger-related costs in the current quarter

Selling, General and Administrative (SG&A) Expense ($ in millions, % of Service revenues)

$5,577
$5,425
$5,272
$5,334
$5,280
$5,331
$5,266
$5,174
$5,299
$5,178
34.4%
33.9%
32.9%
33.3%
32.3%
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023
SG&A expense, ex. Merger-related costs
Merger-related costs (see detail on page 22)
% of Srvc revs, ex. Merger-related costs

10

Net Income ($ in millions, % of Service revenues)

Diluted Earnings Per Share (Diluted EPS)

$1.18
$1.58
$1.86
$1.82
$1.67
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023

Year-Over-Year
Net income was $2.0 billion and Diluted earnings per share was $1.67 in Q4 2023, compared to $1.5 billion and $1.18 in Q4 2022, primarily due to the factors described above and included the following, net of tax:
■Merger-related costs in Q4 2023 of $186 million, or $0.15 per share, compared to $444 million, or $0.36 per share, in Q4 2022
■Reduction in company shares outstanding as part of the ongoing share repurchase program, partially offset by the issuance of true-up shares to Softbank (which are treated as outstanding for the entire period for diluted EPS calculations)

Sequential
Net income was $2.0 billion and Diluted earnings per share was $1.67 in Q4 2023, compared to $2.1 billion and $1.82 in Q3 2023, primarily due to the factors described above and included the following, net of tax:
■Merger-related costs in Q4 2023 of $186 million, or $0.15 per share, compared to $114 million, or $0.10 per share, in Q3 2023
■Severance and related costs associated with the August 2023 workforce reduction of $353 million, or $0.30 per share, in Q3 2023
■Increase in shares outstanding from the issuance of true-up shares to Softbank (which are treated as outstanding for the entire period for diluted EPS calculations), partially offset by a reduction in company shares outstanding as part of the ongoing share repurchase program

11

Core Adjusted EBITDA* ($ in millions, % of Service revenues)
*Excludes Merger-related costs (see detail on page 23) and other special items

Year-Over-Year
Core Adjusted EBITDA increased 9% primarily due to:
■Higher Service revenues
■Lower Cost of services, excluding Merger-related costs and other special items
■Lower SG&A expense, excluding Merger-related costs and other special items
■Partially offset by higher Cost of equipment sales, excluding Merger-related costs

Sequential
Core Adjusted EBITDA decreased 5% primarily due to:
■Higher Cost of equipment sales, excluding Merger-related costs
■Higher SG&A expense, excluding Merger-related costs and other special items, such as severance and related costs associated with the August 2023 workforce reduction
■Partially offset by higher Equipment revenues, excluding Lease revenues, and higher Service revenues

Year-Over-Year
Net cash provided by operating activities increased 12% primarily due to:
■Higher Net income, adjusted for non-cash income and expenses
■Partially offset by higher net cash outflows from changes in working capital

Sequential
Net cash provided by operating activities decreased 8% primarily due to:
■Higher net cash outflows from changes in working capital

The impact of net payments for Merger-related costs on Net cash provided by operating activities was $416 million in Q4 2023 compared to $345 million in Q3 2023 and $622 million in Q4 2022.

Net Cash Provided by Operating Activities ($ in millions)

12

Cash Purchases of Property and Equipment, incl. Capitalized Interest ($ in millions, % of Service revenues)

$3,383
$3,001
$2,789
$2,424
$1,587
21.8%
19.3%
17.7%
15.2%
9.9%
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023

Year-Over-Year
Cash purchases of property and equipment, including capitalized interest, decreased 53% primarily due to:
■Increased capital efficiency following the company’s accelerated nationwide 5G network build-out

Sequential
Cash purchases of property and equipment, including capitalized interest, decreased 35% primarily due to:
■Increased capital efficiency following the company’s accelerated nationwide 5G network build-out

Year-Over-Year
Adjusted Free Cash Flow increased 97% primarily due to:
■Lower Cash purchases of property and equipment
■Higher Net cash provided by operating activities
■Partially offset by lower proceeds related to securitization transactions, which were offset in Net cash provided by operating activities. There were no significant net cash proceeds during the quarter from securitization.

Sequential
Adjusted Free Cash Flow increased 8% primarily due to:
■Lower Cash purchases of property and equipment
■Partially offset by lower Net cash provided by operating activities and lower proceeds related to securitization transactions, which were offset in Net cash provided by operating activities. There were no significant Net cash proceeds during the quarter from securitization.

The impact of net payments for Merger-related costs on Adjusted Free Cash Flow was $416 million in Q4 2023 compared to $345 million in Q3 2023 and $622 million in Q4 2022.

Adjusted Free Cash Flow ($ in millions)

13

Net Debt (Excluding Tower Obligations) & Net Debt to LTM Net Income and Core Adj. EBITDA Ratios ($ in billions)

Stockholder Returns ($ in millions)

$4,766
$3,525
$2,988
$2,675
$747
$2,331
$2,241
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023
Stock buybacks
Dividends paid

Total debt, excluding tower obligations, at the end of Q4 2023 was $77.5 billion.
Net debt, excluding tower obligations, at the end of Q4 2023 was $72.4 billion.

■On September 8, 2022, the Board of Directors authorized a stock repurchase program for up to $14.0 billion through September 30, 2023. On September 6, 2023, the Board of Directors authorized a stockholder return program for up to $19.0 billion that will run through December 31, 2024, consisting of additional repurchases of shares and payment of cash dividends.
■During Q4 2023, 15.5 million shares were repurchased for $2.2 billion.
■On a cumulative basis, as of December 31, 2023, a total of 114.3 million shares were repurchased for approximately $16.2 billion.
■The company paid its first cash dividend of $0.65 per each share of common stock, or approximately $747 million, on December 15, 2023.
■The remaining authorization for stock repurchases and dividends through December 2024 is $16.0 billion, including the next quarterly cash dividend, which will be payable on March 14, 2024.
■As disclosed in the Form 8-K filed on December 26, 2023, the company met the additional share issuance condition contained in the February 2020 letter agreement with SoftBank, which was based on the trailing 45-trading day Volume-Weighted Average Price of its stock. The company therefore issued 48,751,557 shares to SoftBank on December 28, 2023.

14

2024 Outlook

Postpaid net customer additions	5.0 to 5.5 million
Net income (1)	N/A
Effective tax rate	24% to 26%
Core Adjusted EBITDA (2)	$31.3 to $31.9 billion
Net cash provided by operating activities	$21.5 to $22.3 billion
Capital expenditures (3)	$8.6 to $9.4 billion
Adjusted Free Cash Flow (4)	$16.3 to $16.9 billion

(1)We are not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP Net income, including, but not limited to, Income tax expense and Interest expense. Core Adjusted EBITDA should not be used to predict Net income as the difference between this measure and Net income is variable.
(2)Management uses Core Adjusted EBITDA as a measure to monitor the financial performance of our operations, excluding the impact of lease revenues from our related device financing programs. Our guidance ranges assume lease revenues of approximately $100 million for 2024.
(3)Capital expenditures means cash purchases of property and equipment, including capitalized interest.
(4)Adjusted Free Cash Flow guidance does not assume any material net cash inflows from securitization in 2024.

15

Investor Relations

Jud Henry	Justin Taiber	Rob Brust
Senior Vice President	Senior Director	Senior Director
Investor Relations	Investor Relations	Investor Relations

Zach Witterstaetter	Rose Kopecky	Jacob Marks
Investor Relations	Investor Relations	Investor Relations
Manager	Manager	Manager

investor.relations@t-mobile.com
https://investor.t-mobile.com

16
T-Mobile US, Inc.
Consolidated Balance Sheets
(Unaudited)

(in millions, except share and per share amounts)	December 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$5,135	$4,507
Accounts receivable, net of allowance for credit losses of $161 and $167	4,692	4,445
Equipment installment plan receivables, net of allowance for credit losses and imputed discount of $623 and $667	4,456	5,123
Inventory	1,678	1,884
Prepaid expenses	702	673
Other current assets	2,352	2,435
Total current assets	19,015	19,067
Property and equipment, net	40,432	42,086
Operating lease right-of-use assets	27,135	28,715
Financing lease right-of-use assets	3,270	3,257
Goodwill	12,234	12,234
Spectrum licenses	96,707	95,798
Other intangible assets, net	2,618	3,508
Equipment installment plan receivables due after one year, net of allowance for credit losses and imputed discount of $150 and $144	2,042	2,546
Other assets	4,229	4,127
Total assets	$207,682	$211,338
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$10,373	$12,275
Short-term debt	3,619	5,164
Deferred revenue	825	780
Short-term operating lease liabilities	3,555	3,512
Short-term financing lease liabilities	1,260	1,161
Other current liabilities	1,296	1,850
Total current liabilities	20,928	24,742
Long-term debt	69,903	65,301
Long-term debt to affiliates	1,496	1,495
Tower obligations	3,777	3,934
Deferred tax liabilities	13,458	10,884
Operating lease liabilities	28,240	29,855
Financing lease liabilities	1,236	1,370
Other long-term liabilities	3,929	4,101
Total long-term liabilities	122,039	116,940
Commitments and contingencies
Stockholders' equity
Common stock, par value $0.00001 per share, 2,000,000,000 shares authorized; 1,262,904,154 and 1,256,876,527 shares issued, 1,195,807,331 and 1,233,960,078 shares outstanding	—	—
Additional paid-in capital	67,705	73,941
Treasury stock, at cost, 67,096,823 and 22,916,449 shares issued	(9,373)	(3,016)
Accumulated other comprehensive loss	(964)	(1,046)
Retained earnings (accumulated deficit)	7,347	(223)
Total stockholders' equity	64,715	69,656
Total liabilities and stockholders' equity	$207,682	$211,338

17
T-Mobile US, Inc.
Consolidated Statements of Comprehensive Income
(Unaudited)

	Three Months Ended			Year Ended December 31,
(in millions, except share and per share amounts)	December 31, 2023	September 30, 2023	December 31, 2022	2023	2022
Revenues
Postpaid revenues	$12,472	$12,288	$11,725	$48,692	$45,919
Prepaid revenues	2,433	2,473	2,449	9,767	9,857
Wholesale and other service revenues	1,138	1,153	1,344	4,782	5,547
Total service revenues	16,043	15,914	15,518	63,241	61,323
Equipment revenues	4,174	3,076	4,451	14,138	17,130
Other revenues	261	262	304	1,179	1,118
Total revenues	20,478	19,252	20,273	78,558	79,571
Operating expenses
Cost of services, exclusive of depreciation and amortization shown separately below	2,792	2,886	3,167	11,655	14,666
Cost of equipment sales, exclusive of depreciation and amortization shown separately below	5,608	4,249	5,504	18,533	21,540
Selling, general and administrative	5,280	5,334	5,577	21,311	21,607
Impairment expense	—	—	—	—	477
Loss (gain) on disposal group held for sale	—	—	16	(25)	1,087
Depreciation and amortization	3,318	3,187	3,262	12,818	13,651
Total operating expenses	16,998	15,656	17,526	64,292	73,028
Operating income	3,480	3,596	2,747	14,266	6,543
Other expense, net
Interest expense, net	(849)	(790)	(822)	(3,335)	(3,364)
Other income (expense), net	12	41	2	68	(33)
Total other expense, net	(837)	(749)	(820)	(3,267)	(3,397)
Income before income taxes	2,643	2,847	1,927	10,999	3,146
Income tax expense	(629)	(705)	(450)	(2,682)	(556)
Net income	$2,014	$2,142	$1,477	$8,317	$2,590

Net income	$2,014	$2,142	$1,477	$8,317	$2,590
Other comprehensive income, net of tax
Reclassification of loss from cash flow hedges, net of tax effect of $14, $15, $13, $56 and $52	42	41	38	163	151
Unrealized gain (loss) on foreign currency translation adjustment, net of tax effect of $0, $0, $0, $0 and $(1)	—	—	2	9	(9)
Actuarial (loss) gain, net of amortization, on pension and other postretirement benefits, net of tax effect of $(20), $(11), $61, $(31), and $61.	(57)	(33)	177	(90)	177
Other comprehensive (loss) income	(15)	8	217	82	319
Total comprehensive income	$1,999	$2,150	$1,694	$8,399	$2,909
Earnings per share
Basic	$1.74	$1.83	$1.19	$7.02	$2.07
Diluted	$1.67	$1.82	$1.18	$6.93	$2.06
Weighted-average shares outstanding
Basic	1,157,313,367	1,171,336,373	1,240,827,732	1,185,121,562	1,249,763,934
Diluted	1,205,014,105	1,174,390,472	1,246,880,141	1,200,286,264	1,255,376,769

18
T-Mobile US, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended			Year Ended December 31,
(in millions)	December 31, 2023	September 30, 2023	December 31, 2022	2023	2022
Operating activities
Net income	$2,014	$2,142	$1,477	$8,317	$2,590
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	3,318	3,187	3,262	12,818	13,651
Stock-based compensation expense	167	156	150	667	595
Deferred income tax expense	615	671	419	2,600	492
Bad debt expense	235	228	266	898	1,026
Losses from sales of receivables	30	46	46	165	214
Impairment expense	—	—	—	—	477
Loss on remeasurement of disposal group held for sale	—	—	6	9	377
Changes in operating assets and liabilities
Accounts receivable	(1,210)	(1,046)	(1,377)	(5,038)	(5,158)
Equipment installment plan receivables	(393)	165	(383)	170	(1,184)
Inventory	15	(309)	360	197	744
Operating lease right-of-use assets	898	886	952	3,721	5,227
Other current and long-term assets	(435)	(135)	(304)	(358)	(754)
Accounts payable and accrued liabilities	412	208	239	(1,126)	558
Short- and long-term operating lease liabilities	(901)	(692)	(729)	(3,785)	(2,947)
Other current and long-term liabilities	70	(260)	(128)	(839)	459
Other, net	24	47	80	143	414
Net cash provided by operating activities	4,859	5,294	4,336	18,559	16,781
Investing activities
Purchases of property and equipment, including capitalized interest of $(10), $(66), $(17), $(104) and $(61)	(1,587)	(2,424)	(3,383)	(9,801)	(13,970)
Purchases of spectrum licenses and other intangible assets, including deposits	(785)	(119)	(12)	(1,010)	(3,331)
Proceeds from sales of tower sites	2	2	9	12	9
Proceeds related to beneficial interests in securitization transactions	1,031	1,131	1,222	4,816	4,836
Acquisition of companies, net of cash and restricted cash acquired	—	—	—	—	(52)
Other, net	118	17	11	154	149
Net cash used in investing activities	(1,221)	(1,393)	(2,153)	(5,829)	(12,359)
Financing activities
Proceeds from issuance of long-term debt	—	1,983	742	8,446	3,714
Repayments of financing lease obligations	(313)	(304)	(338)	(1,227)	(1,239)
Repayments of long-term debt	(223)	(4,474)	(2,411)	(5,051)	(5,556)
Repurchases of common stock	(2,183)	(2,681)	(2,443)	(13,074)	(3,000)
Dividends on common stock	(747)	—	—	(747)	—
Tax withholdings on share-based awards	(30)	(10)	(18)	(297)	(243)
Other, net	(34)	(24)	(30)	(147)	(127)
Net cash used in financing activities	(3,530)	(5,510)	(4,498)	(12,097)	(6,451)
Change in cash and cash equivalents, including restricted cash and cash held for sale	108	(1,609)	(2,315)	633	(2,029)
Cash and cash equivalents, including restricted cash and cash held for sale
Beginning of period	5,199	6,808	6,989	4,674	6,703
End of period	$5,307	$5,199	$4,674	$5,307	$4,674

19
T-Mobile US, Inc.
Consolidated Statements of Cash Flows (Continued)
(Unaudited)

	Three Months Ended			Year Ended December 31,
(in millions)	December 31, 2023	September 30, 2023	December 31, 2022	2023	2022
Supplemental disclosure of cash flow information
Interest payments, net of amounts capitalized	$895	$915	$937	$3,546	$3,485
Operating lease payments	1,228	1,037	1,042	5,062	4,205
Income tax payments	23	4	1	149	76
Non-cash investing and financing activities
Non-cash beneficial interest obtained in exchange for securitized receivables	$842	$920	$1,003	$3,990	$4,192
Change in accounts payable and accrued liabilities for purchases of property and equipment	336	(459)	(6)	(860)	133
Increase in Tower obligations from contract modification	—	—	—	—	1,158
Operating lease right-of-use assets obtained in exchange for lease obligations	465	563	417	2,141	7,462
Financing lease right-of-use assets obtained in exchange for lease obligations	263	398	59	1,224	1,256

20
T-Mobile US, Inc.
Supplementary Operating and Financial Data
(Unaudited)

	Quarter								Year Ended December 31,
(in thousands)	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	2022	2023
Customers, end of period
Postpaid phone customers (1)	70,656	71,053	71,907	72,834	73,372	74,132	74,982	75,936	72,834	75,936
Postpaid other customers (1)	17,767	17,734	18,507	19,398	20,153	20,954	21,330	22,116	19,398	22,116
Total postpaid customers	88,423	88,787	90,414	92,232	93,525	95,086	96,312	98,052	92,232	98,052
Prepaid customers (1)	21,118	21,236	21,341	21,366	21,392	21,516	21,595	21,648	21,366	21,648
Total customers	109,541	110,023	111,755	113,598	114,917	116,602	117,907	119,700	113,598	119,700
Adjustments to customers (1)	(558)	(1,320)	—	—	—	—	—	170	(1,878)	170
(1)Customers impacted by the decommissioning of the legacy Sprint CDMA and LTE and T-Mobile UMTS networks have been excluded from our customer base resulting in the removal of 212,000 postpaid phone customers and 349,000 postpaid other customers in the first quarter of 2022 and 284,000 postpaid phone customers, 946,000 postpaid other customers and 28,000 prepaid customers in the second quarter of 2022. In the fourth quarter of 2023, we recognized an additional base adjustment to increase postpaid phone customers by 20,000 and increase postpaid other customers by 150,000 due to fewer customers than expected whose service was deactivated as a result of the network shutdowns. In connection with our acquisition of companies, we included a base adjustment in the first quarter of 2022 to increase postpaid phone customers by 17,000 and reduce postpaid other customers by 14,000. Certain customers now serviced through reseller contracts were removed from our reported postpaid customer base resulting in the removal of 42,000 postpaid phone customers and 20,000 postpaid other customers in the second quarter of 2022.

	Quarter								Year Ended December 31,
(in thousands)	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	2022	2023
Net customer additions
Postpaid phone customers	589	723	854	927	538	760	850	934	3,093	3,082
Postpaid other customers	729	933	773	891	755	801	376	636	3,326	2,568
Total postpaid customers	1,318	1,656	1,627	1,818	1,293	1,561	1,226	1,570	6,419	5,650
Prepaid customers	62	146	105	25	26	124	79	53	338	282
Total net customer additions	1,380	1,802	1,732	1,843	1,319	1,685	1,305	1,623	6,757	5,932

Migrations from prepaid to postpaid plans	165	155	155	175	145	140	155	170	650	610

	Quarter								Year Ended December 31,
	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	2022	2023
Churn
Postpaid phone churn	0.93%	0.80%	0.88%	0.92%	0.89%	0.77%	0.87%	0.96%	0.88%	0.87%
Prepaid churn	2.67%	2.58%	2.88%	2.93%	2.76%	2.62%	2.81%	2.86%	2.77%	2.76%

	Quarter								Year Ended December 31,
	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	2022	2023
Postpaid upgrade rate
Postpaid device upgrade rate	4.8%	4.1%	3.8%	3.9%	3.2%	2.6%	2.7%	3.2%	16.6%	11.7%

21
T-Mobile US, Inc.
Supplementary Operating and Financial Data
(Unaudited)

	Quarter								Year Ended December 31,
(in thousands)	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	2022	2023
Accounts, end of period
Total postpaid customer accounts (1)	27,507	27,818	28,212	28,526	28,813	29,112	29,498	29,797	28,526	29,797
(1)     Customers impacted by the decommissioning of the legacy Sprint CDMA and LTE and T-Mobile UMTS networks have been excluded from our postpaid account base resulting in the removal of 57,000 postpaid accounts in the first quarter of 2022 and 69,000 postpaid accounts in the second quarter of 2022.

	Quarter								Year Ended December 31,
(in thousands)	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	2022	2023
Net account additions
Postpaid net account additions	348	380	394	314	287	299	386	299	1,436	1,271

	Quarter								Year Ended December 31,
(in thousands)	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	2022	2023
High speed internet customers, end of period
Postpaid high speed internet customers	975	1,472	1,960	2,410	2,855	3,302	3,807	4,288	2,410	4,288
Prepaid high speed internet customers	9	72	162	236	314	376	428	488	236	488
Total high speed internet customers, end of period	984	1,544	2,122	2,646	3,169	3,678	4,235	4,776	2,646	4,776

	Quarter								Year Ended December 31,
(in thousands)	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	2022	2023
High speed internet - net customer additions
Postpaid high speed internet customers	329	497	488	450	445	447	505	481	1,764	1,878
Prepaid high speed internet customers	9	63	90	74	78	62	52	60	236	252
Total high speed internet net customer additions	338	560	578	524	523	509	557	541	2,000	2,130

	Quarter								Year Ended December 31,
(in millions)	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	2022	2023
Device financing - equipment installment plans
Gross EIP financed	$4,247	$3,580	$3,758	$4,103	$3,335	$2,858	$3,116	$4,275	$15,688	$13,584
EIP billings	3,333	3,447	3,717	3,889	3,871	3,732	3,622	3,829	14,386	15,054
EIP receivables, net	7,898	7,734	7,562	7,669	7,262	6,745	6,349	6,498	7,669	6,498

Device financing - leased devices
Lease revenues	$487	$386	$311	$246	$147	$69	$53	$43	$1,430	$312
Leased device depreciation	445	317	226	141	58	46	37	29	1,129	170

	Quarter								Year Ended December 31,
(in dollars)	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	2022	2023
Operating measures
Postpaid ARPA	$136.53	$137.92	$137.49	$137.78	$138.04	$138.94	$139.83	$140.23	$137.43	$139.27
Postpaid phone ARPU	48.41	48.96	48.89	48.86	48.63	48.84	48.93	48.91	48.78	48.83
Prepaid ARPU	39.19	38.71	38.86	38.29	37.98	37.98	38.18	37.55	38.76	37.92

22
T-Mobile US, Inc.
Supplementary Operating and Financial Data (continued)
(Unaudited)

	Quarter								Year Ended December 31,
(in millions, except percentages)	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	2022	2023
Financial measures

Service revenues	$15,128	$15,316	$15,361	$15,518	$15,546	$15,738	$15,914	$16,043	$61,323	$63,241

Equipment revenue	$4,694	$4,130	$3,855	$4,451	$3,719	$3,169	$3,076	$4,174	$17,130	$14,138
Lease revenues	487	386	311	246	147	69	53	43	1,430	312
Equipment sales	$4,207	$3,744	$3,544	$4,205	$3,572	$3,100	$3,023	$4,131	$15,700	$13,826

Total revenues	$20,120	$19,701	$19,477	$20,273	$19,632	$19,196	$19,252	$20,478	$79,571	$78,558

Net income (loss)	$713	$(108)	$508	$1,477	$1,940	$2,221	$2,142	$2,014	$2,590	$8,317
Net income (loss) margin	4.7%	(0.7)%	3.3%	9.5%	12.5%	14.1%	13.5%	12.6%	4.2%	13.2%

Adjusted EBITDA	$6,950	$7,004	$7,039	$6,828	$7,199	$7,405	$7,600	$7,224	$27,821	$29,428
Adjusted EBITDA margin	45.9%	45.7%	45.8%	44.0%	46.3%	47.1%	47.8%	45.0%	45.4%	46.5%
Core Adjusted EBITDA	$6,463	$6,618	$6,728	$6,582	$7,052	$7,336	$7,547	$7,181	$26,391	$29,116
Core Adjusted EBITDA margin	42.7%	43.2%	43.8%	42.4%	45.4%	46.6%	47.4%	44.8%	43.0%	46.0%

Cost of services	$3,727	$4,060	$3,712	$3,167	$3,061	$2,916	$2,886	$2,792	$14,666	$11,655
Merger-related costs	607	961	812	290	208	178	120	146	2,670	652
Cost of services excluding Merger-related costs	$3,120	$3,099	$2,900	$2,877	$2,853	$2,738	$2,766	$2,646	$11,996	$11,003

Cost of equipment sales	$5,946	$5,108	$4,982	$5,504	$4,588	$4,088	$4,249	$5,608	$21,540	$18,533
Merger-related costs (recoveries)	751	459	258	56	(9)	—	(3)	—	1,524	(12)
Cost of equipment sales excluding Merger-related costs	$5,195	$4,649	$4,724	$5,448	$4,597	$4,088	$4,252	$5,608	$20,016	$18,545

Selling, general and administrative	$5,056	$5,856	$5,118	$5,577	$5,425	$5,272	$5,334	$5,280	$21,607	$21,311
Merger-related costs	55	248	226	246	159	98	35	102	775	394
Selling, general and administrative excluding Merger-related costs	$5,001	$5,608	$4,892	$5,331	$5,266	$5,174	$5,299	$5,178	$20,832	$20,917

Total bad debt expense and losses from sales of receivables	$256	$373	$300	$311	$260	$264	$274	$265	$1,240	$1,063
Bad debt and losses from sales of receivables as a percentage of Total revenues	1.3%	1.9%	1.5%	1.5%	1.3%	1.4%	1.4%	1.3%	1.6%	1.4%

Cash purchases of property and equipment including capitalized interest	$3,381	$3,572	$3,634	$3,383	$3,001	$2,789	$2,424	$1,587	$13,970	$9,801
Capitalized interest	15	13	16	17	14	14	66	10	61	104

Net cash proceeds from securitization	$(3)	$(10)	$(18)	$(26)	$(29)	$(31)	$(33)	$(21)	$(57)	$(114)

Net cash payments for Merger-related costs	$893	$907	$942	$622	$484	$728	$345	$416	$3,364	$1,973

	Quarter								Year Ended December 31,
(in millions, except share and per share amounts)	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	2022	2023
Stockholder returns
Total repurchases	$—	$—	$669	$2,331	$4,766	$3,525	$2,675	$2,241	$3,000	$13,207
Total shares repurchased	—	—	4,892,315	16,469,094	32,963,940	25,183,838	19,313,159	15,464,107	21,361,409	92,925,044
Average purchase price per share	$—	$—	$136.65	$141.57	$144.57	$140.00	$138.48	$144.95	$140.44	$142.13
Total dividends paid	$—	$—	$—	$—	$—	$—	$—	$747	$—	$747
Dividends per share	—	—	—	—	—	—	—	0.65	—	0.65
Total stockholder returns	$—	$—	$669	$2,331	$4,766	$3,525	$2,675	$2,988	$3,000	$13,954
Cumulative stockholder returns	$—	$—	$669	$3,000	$7,766	$11,291	$13,966	$16,954	$3,000	$16,954

23
T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

This Investor Factbook includes non-GAAP financial measures. The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below. T-Mobile is not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP net income, including, but not limited to, Income tax expense and Interest expense. Adjusted EBITDA and Core Adjusted EBITDA should not be used to predict Net income, as the difference between either of these measures and Net income is variable.

Adjusted EBITDA and Core Adjusted EBITDA are reconciled to Net income (loss) as follows:

	Quarter								Year Ended December 31,
(in millions, except percentages)	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	2022	2023
Net income (loss)	$713	$(108)	$508	$1,477	$1,940	$2,221	$2,142	$2,014	$2,590	$8,317
Adjustments:
Interest expense, net	864	851	827	822	835	861	790	849	3,364	3,335
Other expense (income), net	11	21	3	(2)	(9)	(6)	(41)	(12)	33	(68)
Income tax expense (benefit)	218	(55)	(57)	450	631	717	705	629	556	2,682
Operating income	1,806	709	1,281	2,747	3,397	3,793	3,596	3,480	6,543	14,266
Depreciation and amortization	3,585	3,491	3,313	3,262	3,203	3,110	3,187	3,318	13,651	12,818
Stock-based compensation (1)	136	149	145	146	173	155	152	164	576	644
Merger-related costs	1,413	1,668	1,296	592	358	276	152	248	4,969	1,034
Impairment expense	—	477	—	—	—	—	—	—	477	—
Legal-related expenses (recoveries), net (2)	—	400	(19)	10	(43)	—	—	1	391	(42)
Loss (gain) on disposal group held for sale	—	—	1,071	16	(42)	17	—	—	1,087	(25)
Other, net (3)	10	110	(48)	55	153	54	513	13	127	733
Adjusted EBITDA	6,950	7,004	7,039	6,828	7,199	7,405	7,600	7,224	27,821	29,428
Lease revenues	(487)	(386)	(311)	(246)	(147)	(69)	(53)	(43)	(1,430)	(312)
Core Adjusted EBITDA	$6,463	$6,618	$6,728	$6,582	$7,052	$7,336	$7,547	$7,181	$26,391	$29,116
Net income (loss) margin (Net income (loss) divided by Service revenues)	4.7%	(0.7)%	3.3%	9.5%	12.5%	14.1%	13.5%	12.6%	4.2%	13.2%
Adjusted EBITDA margin (Adjusted EBITDA divided by Service revenues)	45.9%	45.7%	45.8%	44.0%	46.3%	47.1%	47.8%	45.0%	45.4%	46.5%
Core Adjusted EBITDA margin (Core Adjusted EBITDA divided by Service revenues)	42.7%	43.2%	43.8%	42.4%	45.4%	46.6%	47.4%	44.8%	43.0%	46.0%
(1)Stock-based compensation includes payroll tax impacts and may not agree to stock-based compensation expense in the Condensed Consolidated Financial Statements. Additionally, certain stock-based compensation expenses associated with the Sprint Merger have been included in Merger-related costs.
(2)Legal-related expenses (recoveries), net, consists of the settlement of certain litigation associated with the August 2021 cyberattack and is presented net of insurance recoveries.
(3)Other, net, primarily consists of certain severance, restructuring and other expenses and income, including gains from the sale of IP addresses and severance and related costs associated with the August 2023 workforce reduction, not directly attributable to the Merger which are not reflective of T-Mobile’s core business activities (“special items”) and are, therefore, excluded from Adjusted EBITDA and Core Adjusted EBITDA.

24
T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures (continued)
(Unaudited)

Net debt (excluding tower obligations) to the LTM Net income, LTM Adjusted EBITDA and LTM Core Adjusted EBITDA ratios are calculated as follows:

(in millions, except net debt ratios)	Mar 31, 2022	Jun 30, 2022	Sep 30, 2022	Dec 31, 2022	Mar 31, 2023	Jun 30, 2023	Sep 30, 2023	Dec 31, 2023
Short-term debt	$2,865	$2,942	$7,398	$5,164	$5,215	$7,731	$3,437	$3,619
Short-term debt to affiliates	1,250	—	—	—	—	—	—	—
Short-term financing lease liabilities	1,121	1,220	1,239	1,161	1,180	1,220	1,286	1,260
Long-term debt	66,861	66,552	64,834	65,301	68,035	68,646	70,365	69,903
Long-term debt to affiliates	1,494	1,495	1,495	1,495	1,495	1,495	1,496	1,496
Financing lease liabilities	1,447	1,597	1,590	1,370	1,284	1,254	1,273	1,236
Less: Cash and cash equivalents	(3,245)	(3,151)	(6,888)	(4,507)	(4,540)	(6,647)	(5,030)	(5,135)
Net debt (excluding tower obligations)	$71,793	$70,655	$69,668	$69,984	$72,669	$73,699	$72,827	$72,379
Divided by: Last twelve months Net income	$2,804	$1,718	$1,535	$2,590	$3,817	$6,146	$7,780	$8,317
Net debt (excluding tower obligations) to LTM Net income Ratio	25.6	41.1	45.4	27.0	19.0	12.0	9.4	8.7
Divided by: Last twelve months Adjusted EBITDA	$26,969	$27,067	$27,295	$27,821	$28,070	$28,471	$29,032	$29,428
Net debt (excluding tower obligations) to LTM Adjusted EBITDA Ratio	2.7	2.6	2.6	2.5	2.6	2.6	2.5	2.5
Divided by: Last twelve months Core Adjusted EBITDA	$24,175	$24,801	$25,488	$26,391	$26,980	$27,698	$28,517	$29,116
Net debt (excluding tower obligations) to LTM Core Adjusted EBITDA Ratio	3.0	2.8	2.7	2.7	2.7	2.7	2.6	2.5

Adjusted Free Cash Flow is calculated as follows:

	Quarter								Year Ended December 31,
(in millions, except percentages)	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	2022	2023
Net cash provided by operating activities	$3,845	$4,209	$4,391	$4,336	$4,051	$4,355	$5,294	$4,859	$16,781	$18,559
Cash purchases of property and equipment, including capitalized interest	(3,381)	(3,572)	(3,634)	(3,383)	(3,001)	(2,789)	(2,424)	(1,587)	(13,970)	(9,801)
Proceeds from sales of tower sites	—	—	—	9	6	2	2	2	9	12
Proceeds related to beneficial interests in securitization transactions	1,185	1,121	1,308	1,222	1,345	1,309	1,131	1,031	4,836	4,816
Adjusted Free Cash Flow	$1,649	$1,758	$2,065	$2,184	$2,401	$2,877	$4,003	$4,305	$7,656	$13,586
Net cash provided by operating activities margin	25.4%	27.5%	28.6%	27.9%	26.1%	27.7%	33.3%	30.3%	27.4%	29.3%
Adjusted Free Cash Flow margin	10.9%	11.5%	13.4%	14.1%	15.4%	18.3%	25.2%	26.8%	12.5%	21.5%

The guidance range for Adjusted Free Cash Flow is calculated as follows:

	FY 2024
(in millions)	Guidance Range
Net cash provided by operating activities	$21,500	$22,300
Cash purchases of property and equipment, including capitalized interest	(8,600)	(9,400)
Proceeds related to beneficial interests in securitization transactions (1)	3,400	4,000
Adjusted Free Cash Flow	$16,300	$16,900
(1)Adjusted Free Cash Flow guidance does not assume any material net cash inflows from securitization in 2024.

25
Definitions of Terms

Operating and financial measures are utilized by T-Mobile’s management to evaluate its operating performance and, in certain cases, its ability to meet liquidity requirements. Although companies in the wireless industry may not define measures in precisely the same way, T-Mobile believes the measures facilitate key operating performance comparisons with other companies in the wireless industry to provide management, investors and analysts with useful information to assess and evaluate past performance and assist in forecasting future performance.
1.Account - A billing account number that generates revenue. Postpaid accounts generally consist of customers that are qualified for postpaid service utilizing phones, High Speed Internet modems, mobile internet devices, including tablets and hotspots, wearables, DIGITS or other connected devices, including SyncUP and IoT, where they generally pay after receiving service.
2.Customer - A SIM number with a unique T-Mobile identifier which is associated with an account that generates revenue. Customers are qualified either for postpaid service utilizing phones, High Speed Internet modems, mobile internet devices, including tablets and hotspots, wearables, DIGITS or other connected devices, including SyncUP and IoT, where they generally pay after receiving service, or prepaid service, where they generally pay in advance of receiving service.
3.Churn - The number of customers whose service was deactivated as a percentage of the average number of customers during the specified period further divided by the number of months in the period. The number of customers whose service was deactivated is presented net of customers that subsequently have their service restored within a certain period of time and excludes customers who received service for less than a certain minimum period of time.
4.Customers per account - The number of postpaid customers as of the end of the period divided by the number of postpaid accounts as of the end of the period.
5.Postpaid Average Revenue Per Account (Postpaid ARPA) - Average monthly postpaid service revenue earned per account. Postpaid service revenues for the specified period divided by the average number of postpaid accounts during the period, further divided by the number of months in the period.
Average Revenue Per User (ARPU) - Average monthly service revenue earned per customer. Service revenues for the specified period divided by the average number of customers during the period, further divided by the number of months in the period.
Postpaid phone ARPU excludes postpaid other customers and related revenues.
Service revenues - Postpaid, including handset insurance, prepaid, wholesale and other service revenues.
6.Cost of services - Costs directly attributable to providing wireless service through the operation of T-Mobile’s network, including direct switch and cell site costs, such as rent, network access and transport costs, utilities, maintenance, associated labor costs, long distance costs, regulatory program costs, roaming fees paid to other carriers and data content costs.
Cost of equipment sales - Costs of devices and accessories sold to customers and dealers, device costs to fulfill insurance and warranty claims, write-downs of inventory related to shrinkage and obsolescence, and shipping and handling costs.
Selling, general and administrative expenses - Costs not directly attributable to providing wireless service for the operation of sales, customer care and corporate activities. These include all commissions paid to dealers and retail employees for activations and upgrades, labor and facilities costs associated with retail sales force and administrative space, marketing and promotional costs, customer support and billing, bad debt expense and administrative support activities.
7.Net income margin - Net income divided by Service revenues.
8.Adjusted EBITDA and Core Adjusted EBITDA - Adjusted EBITDA represents earnings before Interest expense, net of Interest income, Income tax expense, Depreciation and amortization, stock-based compensation and certain income and expenses not reflective of T-Mobile’s ongoing operating performance. Core Adjusted EBITDA represents Adjusted EBITDA less device lease revenues. Core Adjusted EBITDA and Adjusted EBITDA are non-GAAP financial measures utilized by T-Mobile’s management to monitor the financial performance of our operations. T-Mobile historically used Adjusted EBITDA and T-Mobile currently uses Core Adjusted EBITDA internally as a measure to evaluate and compensate its personnel and management for their performance. T-Mobile uses Adjusted EBITDA and Core Adjusted EBITDA as benchmarks to evaluate its operating performance in comparison to competitors. Management believes analysts and investors use Core Adjusted EBITDA and Adjusted EBITDA as supplemental measures to evaluate overall operating performance and to facilitate comparisons with other wireless communications services companies because they are indicative of T-Mobile’s ongoing operating performance and trends by excluding the impact of Interest expense from financing, non-cash depreciation and amortization from capital investments, stock-based compensation, Merger-related costs, including network decommissioning costs, impairment expense, loss and gain on disposal group held for sale and certain legal-related recoveries and expenses, as well as other certain special income and expenses, including severance and related costs associated with the August 2023 workforce reduction, which are not reflective of our core business activities. Management believes analysts and investors use Core Adjusted EBITDA because it normalizes for the transition in the company’s device financing strategy, by excluding the impact of device lease revenues from Adjusted EBITDA, to align with the related depreciation expense on leased devices, which is excluded from the definition of Adjusted EBITDA. Core Adjusted EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as a substitute for Income from operations, Net income or any other measure of financial performance reported in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).
9.Adjusted EBITDA margin and Core Adjusted EBITDA margin - Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Service revenues. Core Adjusted EBITDA margin is calculated as Core Adjusted EBITDA divided by Service revenues. Adjusted EBITDA margin and Core Adjusted EBITDA margin are non-GAAP financial measures utilized by T-Mobile’s management to monitor the financial performance of our operations.
10.Net cash provided by operating activities margin - Net cash provided by operating activities margin is calculated as Net cash provided by operating activities divided by Service revenues.
11.Adjusted Free Cash Flow - Net cash provided by operating activities less cash payments for purchases of property and equipment, plus proceeds from sales of tower sites and proceeds related to beneficial interests in securitization transactions and less Cash payments for debt prepayment or debt extinguishment costs. Adjusted Free Cash Flow is utilized by T-Mobile’s management, investors, and analysts of our financial information to evaluate cash available to pay debt, repurchase shares, pay dividends and provide further investment in the business. Starting in Q1 2023, we renamed Free Cash Flow to Adjusted Free Cash Flow. This change in name did not result in any change to the definition or calculation of this non-GAAP financial measure.

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12.Adjusted Free Cash Flow margin - Adjusted Free Cash Flow margin is calculated as Adjusted Free Cash Flow divided by Service revenues. Adjusted Free Cash Flow Margin is utilized by T-Mobile’s management, investors, and analysts to evaluate the company’s ability to convert service revenue efficiently into cash available to pay debt, repurchase shares, pay dividends and provide further investment in the business.
13.Net debt - Short-term debt, short-term debt to affiliates, long-term debt (excluding tower obligations), and long-term debt to affiliates, short-term financing lease liabilities and financing lease liabilities, less cash and cash equivalents.
14.Merger-related costs include:
•Integration costs to achieve efficiencies in network, retail, information technology and back office operations, migrate customers to the T-Mobile network and billing systems and the impact of legal matters assumed as part of the Merger;
•Restructuring costs, including severance, store rationalization and network decommissioning; and
•Transaction costs, including legal and professional services related to the completion of the Merger and the acquisitions of affiliates.

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Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including information concerning T-Mobile US, Inc.’s future results of operations, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could” or similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties and may cause actual results to differ materially from the forward-looking statements. Important factors that could affect future results and cause those results to differ materially from those expressed in the forward-looking statements include, among others, the following: competition, industry consolidation and changes in the market for wireless communications services and other forms of connectivity; criminal cyberattacks, disruption, data loss or other security breaches; our inability to take advantage of technological developments on a timely basis; our inability to retain or motivate key personnel, hire qualified personnel or maintain our corporate culture; system failures and business disruptions, allowing for unauthorized use of or interference with our network and other systems; the scarcity and cost of additional wireless spectrum, and regulations relating to spectrum use; the difficulties in maintaining multiple billing systems following the Merger (as defined below) and any unanticipated difficulties, disruption, or significant delays in our long-term strategy to convert Sprint’s legacy customers onto T-Mobile’s billing platforms; the impacts of the actions we have taken and conditions we have agreed to in connection with the regulatory proceedings and approvals of the Transactions (as defined below), including the acquisition by DISH Network Corporation (“DISH”) of the prepaid wireless business operated under the Boost Mobile and Sprint prepaid brands (excluding the Assurance brand Lifeline customers and the prepaid wireless customers of Shenandoah Personal Communications Company LLC and Swiftel Communications, Inc.), including customer accounts, inventory, contracts, intellectual property and certain other specified assets, and the assumption of certain related liabilities (collectively, the “Prepaid Transaction”), the complaint and proposed final judgment agreed to by us, Deutsche Telekom AG (“DT”), Sprint Corporation, now known as Sprint LLC (“Sprint”), SoftBank Group Corp. (“SoftBank”) and DISH with the U.S. District Court for the District of Columbia, which was approved by the Court on April 1, 2020, the proposed commitments filed with the Secretary of the Federal Communications Commission (“FCC”), which we announced on May 20, 2019, certain national security commitments and undertakings, and any other commitments or undertakings entered into, including, but not limited to, those we have made to certain states and nongovernmental organizations (collectively, the “Government Commitments”), and the challenges in satisfying the Government Commitments in the required time frames and the significant cumulative costs incurred in tracking and monitoring compliance over multiple years; adverse economic, political or market conditions in the U.S. and international markets, including changes resulting from increases in inflation or interest rates, supply chain disruptions and impacts of geopolitical instability, such as the Ukraine-Russia war and Israel-Hamas war; our inability to manage the ongoing arrangements entered into in connection with the Prepaid Transaction, and known or unknown liabilities arising in connection therewith; the timing and effects of any future acquisition, divestiture, investment, or merger involving us; any disruption or failure of our third parties (including key suppliers) to provide products or services for the operation of our business; our inability to fully realize the synergy benefits from the merger (the "Merger") with Sprint, pursuant to the Business Combination Agreement with Sprint and the other parties named therein (as amended, the "Business Combination Agreement") and the other transactions contemplated by the Business Combination Agreement (collectively, the "Transactions") in the expected time frame; our substantial level of indebtedness and our inability to service our debt obligations in accordance with their terms or to comply with the restrictive covenants contained therein; changes in the credit market conditions, credit rating downgrades or an inability to access debt markets; restrictive covenants including the agreements governing our indebtedness and other financings; the risk of future material weaknesses we may identify, or any other failure by us to maintain effective internal controls, and the resulting significant costs and reputational damage; any changes in regulations or in the regulatory framework under which we operate; laws and regulations relating to the handling of privacy and data protection; unfavorable outcomes of and increased costs from existing or future regulatory or legal proceedings; our offering of regulated financial services products and exposure to a wide variety of state and federal regulations; new or amended tax laws or regulations or administrative interpretations and judicial decisions affecting the scope or application of tax laws or regulations; our wireless licenses, including those controlled through leasing agreements, are subject to renewal and may be revoked; our exclusive forum provision as provided in our Certificate of Incorporation; interests of DT, our controlling stockholder, which may differ from the interests of other stockholders; future sales of our common stock by DT and SoftBank and our inability to attract additional equity financing outside the United States due to foreign ownership limitations by the FCC; the dollar amount authorized for our 2023-2024 Stockholder Return Program may not be fully utilized, and our share repurchases and dividend payments pursuant thereto may fail to have the desired impact on stockholder value and other risks as disclosed in our most recent annual report on Form 10-K, 10-Q and other filings with the Securities and Exchange Commission. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward- looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law.

About T-Mobile US, Inc.

T-Mobile US, Inc. (NASDAQ: TMUS) is America’s supercharged Un-carrier, delivering an advanced 4G LTE and transformative nationwide 5G network that will offer reliable connectivity for all. T-Mobile’s customers benefit from its unmatched combination of value and quality, unwavering obsession with offering them the best possible service experience and undisputable drive for disruption that creates competition and innovation in wireless and beyond. Based in Bellevue, Wash., T-Mobile provides services through its subsidiaries and operates its flagship brands, T-Mobile and Metro by T-Mobile. For more information please visit: http://www.t-mobile.com.